Exhibit 10.1

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (“Modification”) is effective as of the 21st day of February, 2013 (“Effective Date”), by and between NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (“Borrower”) and PAUL J.A. VAN HESSEN (“Lender”).

W I T N E S S E T H

WHEREAS, Lender made a loan to Borrower (the “Loan”) evidenced by that certain Promissory Note dated February 21, 2012 (“Note”) payable to Lender in the original principal amount of $2,000,000 and having a maturity date of February 21, 2013 (“Maturity Date”); and

WHEREAS, the Note is secured by (i) that certain Deed to Secure Debt and Security Agreement by Borrower to and in favor of Lender dated February 21, 2012, recorded in Deed Book 50919, page 11, of the Fulton County, Georgia records (the “Security Instrument”) and (ii) that certain Assignment of Leases, Rents and Profits recorded in Deed Book 50919, page 30, said records (“ALR”) encumbering certain real property and improvements constructed thereon (the “Property”); and

WHEREAS, the Note is further secured by that certain Loan Agreement dated as of February 21, 2012, by and between Borrower and Lender (“Loan Agreement”);

WHEREAS, the Note is guaranteed by that certain Guaranty dated as of February 21, 2012 (“Guaranty”) executed by Roberts Properties Residential, L.P. and Roberts Realty Investors, Inc. (collectively “Guarantors”); and

WHEREAS, the Note, the Security Instrument and ALR, the Loan Agreement, the Guaranty and any other documents evidencing and securing the Loan (as amended hereby) are hereinafter collectively referred to as the “Loan Documents”).

NOW THEREFORE, for and in consideration of the premises, ten dollars ($10) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be mutually bound do hereby agree as follows:

Modification of the Note

1.                                      Section 4 of the Note is hereby modified by extending the Maturity Date from February 21, 2013, to May 22, 2013 (the “Extended Maturity Date”). On the Extended Maturity Date, the entire indebtedness evidenced by the Note shall be due and payable in full, subject to further extension as set forth below.

2.                                      Interest under the Note shall continue to accrue at the rate per annum equal to twelve and no/100th percent (12.00%).

3.                                      A prepayment of interest for the period from the Effective Date through the Extended Maturity Date in the amount of $60,000.00 (“Prepaid Interest”) shall be due and payable upon execution and delivery of this Modification.

4.                                      Borrower may prepay all of the unpaid principal balance of this Note prior to the Extended Maturity Date upon written notice from Borrower to Lender given at least ten (10) business days prior to the date of such prepayment; provided, however, that no portion of the Prepaid Interest  will be refunded to Borrower as a result of such prepayment.  Retention of the Prepaid Interest by Lender is not intended as a penalty but as compensation of any loss, cost or damage incurred by Lender as a result of the prepayment of the Loan.

Modification of Loan Documents

1.                                      The Loan Agreement and other Loan Documents are hereby modified by deleting “February 21, 2013” whenever specified as the “Maturity Date” of the Loan and substituting therefor the date “May 22, 2013”.  All references in the Loan Documents to the “Note” shall mean and refer to the Note as modified hereby.

2.                                      Section 5(s) of the Loan Agreement is amended to read as follows:

“(s)                             If (i) Guarantors do not, as of February 21, 2012, satisfy the initial Net Worth requirement set forth in Section 3(n) above, or (ii) Guarantors fail to maintain, during the term of the Loan, a Net Worth of not less than $13,000,000.00.  Guarantors shall deliver to Lender, within thirty (30) days after the end of each calendar quarter, a statement of compliance with the Net Worth covenant.”

Conditions to Modification

This Modification shall be effective upon satisfaction of each of the following conditions precedent:

1.                                      Concurrently with the execution and delivery of this Modification, Borrower shall pay the following to Lender:

(a)                                 The Prepaid Interest;

(b)                                 A loan extension fee of $20,000 (which fee shall be deemed earned upon delivery and shall be non-refundable); and

(c)                                  Lender’s legal fees and expenses incurred with respect to this Modification.

2.                                      Borrower shall deliver to Lender a current appraisal of the Property.

3.                                      Lender shall have received a title certificate showing no adverse title matters with respect to the Property.

4.                                      Lender shall have received a fully executed counterpart of this Modification.

Acknowledgment of the Debt

Borrower and Guarantors acknowledge (a) that the outstanding unpaid principal balance of the Loan as of the date of this Modification is $2,000,000.00 and (b) that no further advances will be made by Lender under the Note.

Representations and Warranties

1.                                      Borrower hereby (a) reaffirms each and all of the representations and warranties set forth in the Loan Documents including, without limitation the representations and warranties set forth in Section 3 of the Loan Agreement, and (b) certifies that such representations and warranties are true and correct in all material respects on and as of the date set forth above, as if re-made by Borrower effective as of the date hereof.  Notwithstanding the foregoing, to the extent that a representation in the Loan Agreement was expressly limited to matters as of a specific date (e.g. the representation in Section 3(n)), this reaffirmation shall mean that such representation was true and correct in all material respects as of such date.

2.                                      Borrower represents and warrants that no Default or Event of Default (as such terms are defined in the respective Loan Documents) has occurred and is continuing under any of the Loan Documents.

3.                                      Borrower and Guarantors represent and warrant that (a) the Loan is not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever and (b) they have no defenses to or right of set-off against their respective obligations to Lender under the Loan Documents.

Release

Borrower and each of the Guarantors releases and discharges Lender, and all employees, attorneys and agents of Lender, and all of their predecessors in interest, from any and all claims, defenses and causes of action, whether known or unknown and whether now existing or hereafter arising that have at any time been owned, or that are hereafter owned, in tort or in contract, by Borrower or any of the Guarantors and that arise out of any one or more circumstances or events that occurred prior to the date of execution of this Modification.

No Novation

Except as specifically modified by this Modification, the Loan Documents shall remain unchanged and in full force and effect, and Borrower hereby reaffirms all of its obligations thereunder.  Nothing herein contained is intended to, nor shall it be deemed or construed to create a novation of the indebtedness (“Indebtedness”) evidenced and secured by the Note (as modified hereby), and the other Loan Documents.  Borrower hereby reaffirms the indebtedness evidenced by, and its obligations under, the Note.

Reaffirmation of Guaranty

Guarantors, by execution of this Modification, hereby reaffirm their respective obligations under the Guaranty and acknowledge and agree that their obligations under the Guaranty extend to and include the Indebtedness evidence by the Note, as modified hereby.  Guarantors hereby agree that nothing contained in this Modification shall constitute or be deemed to be a release of or limitation on Guarantors’ obligations under the Guaranty.

Extension Option

1.                                      Borrower shall have the option to further extend the term of the Loan (the “Second Extension”) until August 22, 2013 (“Final Maturity Date”), upon satisfaction of each of the following conditions:

(a)                                 At the time of exercise of the option there shall be no Default or Event of Default under any of the Loan Documents;

(b)                                 Borrower shall deliver to Lender on or before the date which is five (5) business days prior to the Extended Maturity Date a written notice of the exercise of the extension right;

(c)                                  Concurrently with the delivery of the notice required in subsection (b) above, Borrower shall deliver to Lender a loan extension fee in the amount of $20,000 (which fee shall be deemed earned upon delivery and shall be non-refundable);

(d)                                 Borrower shall execute and deliver to Lender on or before the Extended Maturity Date such documents and instruments as Lender shall require to evidence the Second Extension (the “Extension Documents”); and

(e)                                  Concurrently with the delivery of the Extension Documents, Borrower shall pay to Lender (a) the sum of $60,000 as a prepayment of the interest to accrue during the Second Extension term (the “Second Extension Prepaid Interest”) and (b) Lender’s legal fees and expenses in documenting the Second Extension.

2.                                      During the Second Extension term, Borrower shall have the right to prepay the Loan upon written notice from Borrower to Lender given at least ten (10) business days prior to the date of such prepayment, Upon such prepayment, Borrower shall be entitled to receive a partial refund of the Second Extension Prepaid Interest as follows:

(a)                                 If prepayment occurs on or after May 23, 2013 but before June 22, 2013, Borrower shall receive a refund in the amount of $40,000.00.

(b)                                 If prepayment occurs on or after June 23, 2013 but before July 22, 2013, Borrower shall receive a refund in the amount of $20,000.00.

(c)                                  If prepayment occurs on or after July 23, 2013, no portion of the Second Extension Prepaid Interest will be refunded to Borrower.

Retention of any portion of the Second Extension Prepaid Interest by Lender is not intended as a penalty but as compensation of any loss, cost or damage incurred by Lender as a result of the prepayment of the Loan.

3.                                      On the Final Maturity Date, the entire indebtedness evidenced by the Note and secured by the Loan Documents shall be due and payable in full.

Successors and Assigns

This Modification is binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

Entire Agreement

This Modification, the Note and the other Loan Documents constitute the sole and entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede all prior agreements, representations, covenants, promises, understandings or undertakings (whether written or oral) with respect to the subject matter hereof.  Neither this Modification nor the Loan Documents nor any provision hereof or thereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing sought by the party against whom enforcement of such change, waiver, discharge or termination is sought.

Counterparts

This Modification may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same document.  Execution by facsimile, pdf or other electronic means shall be deemed an original signature.

[Signatures begin on following page]

IN WITNESS WHEREOF, the parties have executed this Modification under seal, to be effective as of the date first above written.

BORROWER:

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company

By:	Roberts Properties Residential, L.P., a Georgia limited partnership, its sole manager

	By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

	By:	/s/ Charles R. Elliott
	Name:	Charles R Elliott
	Title:	CFO

[CORPORATE SEAL]

GUARANTORS:

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

		By:	/s/ Charles R. Elliott
		Name:	Charles R Elliott
		Title:	CFO

[CORPORATE SEAL]

ROBERTS REALTY INVESTORS, INC., a Georgia corporation

	By:	/s/ Charles R. Elliott
	Name:	Charles R Elliott
	Title:	CFO

[CORPORATE SEAL]

LENDER:

/s/ Paul J. A. Van Hessen	[SEAL]
PAUL J.A. VAN HESSEN